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                                                                EXHIBIT 23.11 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 11, 1994, on our audits of the consolidated financial statements of Medisys, Inc., our report dated December 23, 1992, on our audits of the financial statements of Delta Pharmacy, Inc., our report dated December 22, 1992, on our audit of the financial statements of Pharmacy Ventures, Inc., and our report dated July 10, 1992, on our audit of the financial statements of Pharmacy Consultants of Arizona, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          /s/        COOPERS & LYBRAND
                                          --------------------------------------
                                                    Coopers & Lybrand

Minneapolis, Minnesota
June 3, 1994